Exhibit 99.2

SUMMARY HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The table below sets forth:

•	our summary historical condensed consolidated financial data for the periods ended and at the dates indicated; and

•	the unaudited pro forma condensed combined financial data for Acadia giving effect to (i) Acadia’s planned acquisition of CRC and related Financing Transactions, including the offering of the notes described in this offering memorandum, (ii) Acadia’s acquisition of Partnerships in Care on July 1, 2014, the sale of $300 million of 5.125% Senior Notes due 2022 on July 1, 2014 to finance such acquisition and the registered offering of 8,881,794 shares of our common stock that was completed on June 17, 2014 to finance such acquisition, and (iii) certain other acquisitions. With respect to the acquisition of CRC, the unaudited pro forma condensed combined financial data is based on Acadia’s issuance of up to an aggregate of 6.3 million shares of its common stock.

We have derived the historical condensed consolidated financial data for each of the three years in the period ended December 31, 2013 from our audited consolidated financial statements incorporated by reference in this offering memorandum from our Annual Report on Form 10-K for the year ended December 31, 2013. We have derived the summary condensed consolidated financial data as of and for the nine months ended September 30, 2013 and 2014 from our unaudited interim condensed consolidated financial statements incorporated by reference in this offering memorandum from our Quarterly Report on Form 10-Q for the nine months ended September 30, 2014. We have derived the income statement data for the twelve months ended September 30, 2014 by taking the income statement data for the fiscal year ended December 31, 2013, subtracting the income statement data for the nine months ended September 30, 2013, and adding the income statement data for the nine months ended September 30, 2014. The unaudited financial statements were prepared on a basis consistent with our audited financial statements and include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the financial information in those statements. The results for the nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the entire fiscal year.

The summary historical condensed consolidated financial data below should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Information” in this offering memorandum and the consolidated financial statements and the notes thereto of Acadia, CRC and Partnerships in Care included in, or incorporated by reference into, this offering memorandum.

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30, 2014	Pro Forma Year Ended December 31, 2013	Pro Forma Twelve Months Ended September 30, 2014
	2011	2012	2013	2013	2014
				(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands)
Income Statement Data:
Revenue before provision for doubtful accounts	$219,704	$413,850	$735,109	$539,230	$729,784	$925,663	$1,488,640	$1,609,938
Provision for doubtful accounts	(3,206)	(6,389)	(21,701)	(15,821)	(20,084)	(25,964)	(30,682)	(33,428)

Revenue	216,498	407,461	713,408	523,409	709,700	899,699	1,457,958	1,576,510
Salaries, wages and benefits(1)	152,609	239,639	407,962	298,904	408,680	517,738	792,910	867,142
Professional fees	8,896	19,019	37,171	27,294	36,151	46,028	98,118	98,069
Other operating expenses	37,096	70,111	128,190	94,818	122,782	156,154	264,957	285,063
Depreciation and amortization	4,278	7,982	17,090	12,248	21,696	26,538	49,322	54,905
Interest expense, net	9,191	29,769	37,250	27,672	33,505	43,083	106,673	107,370
Sponsor management fees	1,347	—	—	—	—	—	—	—
Debt extinguishment costs	—	—	9,350	9,350	—	—	9,350	11,622
Gain on foreign currency derivatives	—	—	—	—	(15,262)	(15,262)	—	(15,262)
Goodwill and assets impairments	—	—	—	—	—	—	19,341	20,430
Transaction-related expenses	41,547	8,112	7,150	3,813	10,834	14,171	5,539	11,893

(Loss) income from continuing operations, before income taxes	(38,466)	32,829	69,245	49,310	91,314	111,249	111,748	135,278
Income tax (benefit) provision	(5,272)	12,325	25,975	18,439	30,383	37,919	45,182	52,300

(Loss) income from continuing operations	(33,194)	20,504	43,270	30,871	60,931	73,330	66,566	82,978
Loss from discontinued operations, net of income taxes	(1,698)	(101)	(691)	(572)	(20)	(139)	(44,751)	(21,762)

Net (loss) income	$(34,892)	$20,403	$42,579	$30,299	$60,911	$73,191	$21,815	$61,216

Other Financial Data:
EBITDA(2)						$180,870	$267,743	$297,553
Adjusted EBITDA(3)						$188,259	$357,097	$370,374
Cash interest expense(4)						$40,283	$100,204	$100,633
Ratio of pro forma net debt to pro forma adjusted EBITDA(3) (5)								5.2x
Ratio of pro forma adjusted EBITDA to pro forma cash interest expense(3) (4)								3.7x

	As September 30, 2014
	Actual	As Adjusted(6)
	(Unaudited)
	(In thousands)
Unaudited As Adjusted Condensed Combined Balance Sheet Data
Cash and cash equivalents	$42,179	$47,179
Total assets	2,140,468	3,432,532
Total debt	1,029,322	1,962,880
Total stockholders’ equity	$886,576	$1,234,568

(1)	Salaries, wages and benefits include equity-based compensation expense of $17.3 million, $2.3 million, $5.2 million, $3.7 million and $7.0 million for the years ended December 31, 2011, 2012 and 2013 and the nine months ended September 30, 2013 and 2014, respectively.
(2)	Actual and pro forma EBITDA and adjusted EBITDA are reconciled to pro forma net income (loss) in the tables below. Actual and pro forma EBITDA and adjusted EBITDA are financial measures not recognized under GAAP. When presenting non-GAAP financial measures, we are required to reconcile the non-GAAP financial measures with the most directly comparable GAAP financial measure or measures. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax provision (benefit) and depreciation and amortization. We define adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction costs, anticipated cost savings synergies, the effects of foreign currency derivatives, debt extinguishment costs, and certain other items. See the tables and related footnotes below for additional information.
(3)	We present actual and pro forma adjusted EBITDA because each is a measure management uses to assess financial performance. We believe that companies in our industry use measures of EBITDA as common performance measurements. We also believe that securities analysts, investors and other interested parties frequently use measures of EBITDA as financial performance measures and as indicators of ability to service debt obligations. While providing useful information, measures of EBITDA, including pro forma adjusted EBITDA, should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with GAAP and should not be construed as an indication of a company’s operating performance or as a measure of liquidity. Actual and pro forma adjusted EBITDA may have material limitations as a performance measure because it excludes items that are necessary elements of our costs and operations. In addition, “EBITDA,” “Adjusted EBITDA” or similar measures presented by other companies may not be comparable to our presentation, because each company may define these terms differently. See “Non-GAAP Financial Measures.”
(4)	Cash interest expense is defined as pro forma interest expense excluding amortization of financing fees and original issue discount.
(5)	Net debt is defined as total debt less cash and cash equivalents.
(6)

Adjusted to give effect to the Transactions (including the issuance and sale of notes offered hereby), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by us, assuming that the Transactions closed on September 30, 2014.

	Twelve Months Ended September 30, 2014			Pro Forma Year Ended December 31, 2013	Pro Forma Twelve Months Ended September 30, 2014
		Pro Forma Nine Months Ended September 30,
		2013	2014
	(Unaudited) (In thousands)
Reconciliation of Net Income to Adjusted EBITDA:
Income from continuing operations	$73,330	$69,856	$86,268	$66,566	$82,978
Interest expense, net	43,083	79,810	80,507	106,673	107,370
Income tax provision	37,919	32,554	39,672	45,182	52,300
Depreciation and amortization	26,538	36,410	41,993	49,322	54,905

EBITDA	$180,870	$218,630	$248,440	$267,743	$297,553

Adjustments:
Equity-based compensation expense(a)	8,480	3,114	8,919	5,284	11,089
Transaction costs(b)	14,171	7,575	14,546	12,705	19,676
Debt extinguishment costs(c)	—	9,350	11,622	9,350	11,622
Gain on foreign currency derivatives(d)	(15,262)	—	(15,262)	—	(15,262)
Management fees(e)	—	1,800	1,770	2,161	2,131
Goodwill and asset impairment(f)	—	—	1,089	19,341	20,430
Gain (loss) on asset disposals(g)	—	(3)	594	2,875	3,472
Legal settlement costs(h)	—	10,620	146	10,879	405
Restructuring savings(i)	—	6,785	1,069	8,701	2,984
Habit acquisition synergies(j)	—	2,294	510	3,058	1,274
Cost savings synergies(k)	—	11,250	11,250	15,000	15,000

Adjusted EBITDA	$188,259	$271,415	$284,693	$357,097	$370,374

(a)	Represents the equity-based compensation expense of Acadia of $3,744, $6,975, $5,249 and $8,480 and CRC of ($630), $1,944, $35 and $2,609 for the nine months ended September 30, 2013 and 2014, the year ended December 31, 2013 and the twelve months ended September 30, 2014.
(b)	Represents transaction-related expenses, as follows:
•	For Acadia, transaction-related expenses primarily related to acquisitions of $14,171, $3,813, $10,168, $5,539 and $11,894 on an actual basis for the twelve months ended September 30, 2014, on a pro forma basis for the nine months ended September 30, 2013 and 2014, the year ended December 31, 2013 and the twelve months ended September 30, 2014.
•	For Partnerships in Care, transaction-related expenses represent non-recurring legal and other professional fees and redundancy related costs of $0, $1,362, $1,122, $1,645, and $1,405 on an actual basis for the twelve months ended September 30, 2014, on a pro forma basis for the nine months ended September 30, 2013 and 2014, the year ended December 31, 2013 and the twelve months ended September 30, 2014.
•	For CRC, transaction-related expenses primarily related to its acquisition of Habit Holdings, Inc., or Habit, on February 28, 2014, its refinancing activity completed on March 28, 2014 and its pending sale to Acadia of $0, $2,400 ($1,611 incurred by CRC and $789 incurred by Habit), $3,256 incurred by CRC, $5,521 ($4,369 incurred by CRC and $1,152 incurred by Habit) and $6,377 ($6,014 incurred by CRC and $363 incurred by Habit) on an actual basis for the twelve months ended September 30, 2014, on a pro forma basis for the nine months ended September 30, 2013 and 2014, the year ended December 31, 2013 and the twelve months ended September 30, 2014.
(c)	Represents debt extinguishment costs incurred by Acadia of $9,350 in connection with the redemption of $52,500 of our 12.875% Senior Notes in March 2013 and by CRC of $11,622 in connection with its debt refinancing in March 2014.
(d)	Represents the change in fair value of foreign currency derivatives purchased by Acadia related to its acquisition of Partnerships in Care on July 1, 2014.
(e)	Represents management fees paid by CRC to its private equity investor that will be eliminated in connection with the merger.
(f)	Represents non-cash impairment of goodwill and other long-lived assets recorded by CRC.
(g)

Represents non-cash gains and losses incurred by CRC on disposals of assets of $0, ($3) ($368 of gains and $365 of losses), $594 ($13 of gains and $607 of losses), $2,875 ($468 of gains and $3,343 of losses) and $3,472 ($114 of gains and $3,586 of losses) on an actual basis for the twelve months ended September 30, 2014, on a pro forma basis for the nine months ended September 30, 2013 and 2014, the year ended December 31, 2013 and the twelve months ended September 30, 2014.
(h)	Represents legal settlement costs and legal fees incurred by CRC primarily related to the investigation by the Office of the Attorney General of the state of Tennessee at its New Life Lodge facility. Costs and expected settlement amounts were accrued in 2013 and the settlement was finalized and paid in April 2014.
(i)	Represents the cost savings associated with CRC’s restructuring of its corporate office in the first quarter of 2014 and the restructuring of its youth services in 2013 and 2014 as if the restructuring occurred on January 1, 2013. These cost savings synergies related primarily to headcount reductions in youth programs as well as to the reduction of other corporate overhead expenses. While actions relating to these cost savings have been implemented, actual cost savings and the costs required to realize them could differ materially from these estimates. See “Risk Factors—Risks Relating to the Acquisition of CRC—We have made certain assumptions relating to the Acquisition in our forecasts that may prove to be materially inaccurate, and we may be unable to achieve the related cost savings or synergies” and “Risk Factors—Risks Relating to the Acquisition of CRC—If we are unable to successfully integrate CRC into our business following the Acquisition, our business, financial condition and results of operations may be negatively impacted.”
(j)	Represents the cost savings synergies associated with CRC’s acquisition of Habit of $3,058, which is reflected as an adjustment for the period prior to the March 1, 2014 acquisition date and pro-rated for the twelve months ended September 30, 2014. These cost savings synergies related primarily to headcount reductions as well as to the reduction of other corporate overhead expenses. While actions relating to these cost savings have been implemented, actual cost savings and the costs required to realize them could differ materially from these estimates. See “Risk Factors—Risks Relating to the Acquisition of CRC—We have made certain assumptions relating to the Acquisition in our forecasts that may prove to be materially inaccurate, and we may be unable to achieve the related cost savings or synergies” and “Risk Factors—Risks Relating to the Acquisition of CRC—If we are unable to successfully integrate CRC into our business following the Acquisition, our business, financial condition and results of operations may be negatively impacted.”
(k)	Represents the pro forma effect of cost savings synergies associated with Acadia’s merger with CRC of approximately $15,000. We anticipate that we will incur approximately $2,000 in costs to achieve these cost savings (exclusive of transaction-related costs), including costs for severance. We expect to incur a majority of these costs during the year ending December 31, 2015, and we expect to realize these cost savings synergies over the 24 month period following completion of the Acquisition. These cost savings synergies relate primarily to headcount reductions as well as to the reduction in certain professional and outside services fees across various departments and other general and administrative expenses. The actual relative proportion of synergies achieved through workforce reductions and non-headcount savings could differ materially from these estimates. Actual cost savings, the costs required to realize the cost savings and the source of the cost savings could differ materially from these estimates, and we cannot assure you that we will achieve the full amount of cost savings on the schedule anticipated or at all. See “Risk Factors—Risks Relating to the Acquisition of CRC—We have made certain assumptions relating to the Acquisition in our forecasts that may prove to be materially inaccurate, and we may be unable to achieve the related cost savings or synergies” and “Risk Factors—Risks Relating to the Acquisition of CRC—If we are unable to successfully integrate CRC into our business following the Acquisition, our business, financial condition and results of operations may be negatively impacted.”